Exhibit 32.1
Certification By
Joseph C. Winkler, Chief Executive Officer
of Complete Production Services, Inc.
Pursuant to 18 U.S.C. Section 1350
I, Joseph C. Winkler, Chief Executive Officer of Complete Production Services, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-Q for the quarter ended September 30, 2007, filed by the Company with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the “Report”).
I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2007	By:	/s/ Joseph C. Winkler
Joseph C. Winkler
Chief Executive Officer